SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12


                              TAUBMAN CENTERS, INC.
          ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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       (2)    Aggregate number of securities to which transaction applies:
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              pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[  ]  Fee paid previously with preliminary materials:

[   ] Check box if any part of the fee is offset as provided by Exchange Act
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    number, or the form or schedule and the date of its filing.
         (1)  Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:



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[TAUBMAN CENTERS LOGO]
                                                     Taubman Centers, Inc.
                                                     200 East Long Lake
                                                     Bloomfield Hills, MI 48304
                                                     (248) 258-6800


CONTACT:

Barbara Baker                          Joele Frank/Matthew Sherman
Taubman Centers, Inc.                  Joele Frank, Wilkinson Brimmer Katcher
(248) 258-7367                         (212) 355-4449
www.taubman.com


TAUBMAN CENTERS COMMENTS ON SIMON PROPERTY GROUP AND WESTFIELD AMERICA'S INTENTION TO PROPOSE NOMINEES TO TAUBMAN BOARD

         Bloomfield Hills, Mich., March 18, 2003 - Taubman Centers, Inc. (NYSE:TCO) today responded to Simon Property Group's (NYSE:SPG) and Westfield America's announcement that they "intend to propose four nominees for election" to the Taubman Centers Board. The Company stated:

         Our shareholders are entitled to a board that is fully committed to acting in their best interests -- and not for the purpose of benefiting Simon and Westfield. Our Board has unanimously determined that it is not prepared to recommend the sale of Taubman Centers at an inadequate price, and that it does not believe that maximum value will be realized by selling the Company at this time. Simon and Westfield are seeking to install their own hand-picked nominees on the Taubman Board solely to advance their own agenda.

         Taubman Centers' collection of upscale regional mall assets cannot be replicated. They represent the most productive portfolio of regional malls in the United States and have always been and will always be highly coveted. The Company has a strong track record, has delivered more than an 80% total return to shareholders over the past five years, and has also achieved a nearly 20% FFO (Funds From Operations) per share growth rate for 2002, the highest among retail REITs.

         TAUBMAN CENTERS, INC., A REAL ESTATE INVESTMENT TRUST, CURRENTLY OWNS AND/OR MANAGES 30 URBAN AND SUBURBAN REGIONAL AND SUPER REGIONAL SHOPPING CENTERS IN 13 STATES. IN ADDITION STONY POINT FASHION PARK (RICHMOND, VA.) IS UNDER CONSTRUCTION AND WILL OPEN SEPTEMBER 18, 2003, AND NORTHLAKE MALL (CHARLOTTE, N.C.) WILL BEGIN CONSTRUCTION LATER THIS YEAR AND WILL OPEN AUGUST 5, 2005. THE TAUBMAN CENTERS BOARD OF DIRECTORS ON FEBRUARY 10, 2003 ANNOUNCED THAT IT HAS AUTHORIZED THE EXPANSION OF ITS EXISTING BUYBACK PROGRAM TO REPURCHASE UP TO AN ADDITIONAL $100 MILLION OF THE COMPANY'S COMMON SHARES. TAUBMAN CENTERS IS HEADQUARTERED IN BLOOMFIELD HILLS, MICH.

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This press release contains forward-looking statements within the meaning of the
Securities Act of 1933 as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions including further deterioration in consumer confidence, changes in the interest rate environment and availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K. Notwithstanding any statement in this press release, Taubman Centers acknowledges that the safe harbor for forward-looking statements under Section 21E of the Securities Exchange Act of 1934, as amended, added by the Private Securities Litigation Reform Act of 1995, does not apply to forward-looking statements made in connection with a tender offer.

Taubman Centers, Inc. (the "Company") and certain other persons may be deemed participants in the solicitation of proxies from shareholders in connection with the Company's 2003 Annual Meeting of shareholders. Information concerning such participants will be available in the Company's Proxy Statement to be filed with the Commission in connection with the Company's 2003 Annual Meeting in due course. Shareholders are advised to read the Company's Proxy Statement when it becomes available, because it will contain important information. Shareholders may obtain, free of charge, copies of the Company's Proxy Statement when it becomes available, and any other documents filed by the Company with the Commission in connection with the 2003 Annual Meeting, at the Commission's website at (www.sec.gov) or by contacting the Company at the number listed above.



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